UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2014 tw telecom, llc

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34243	84-1500624
(Commission File Number)	(IRS Employer Identification No.)

10475 Park Meadows Drive
Littleton, Colorado	80124
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 566-1000 tw telecom inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 31, 2014, tw telecom inc. (n/k/a tw telecom, llc) (the “Company”) merged (the “Merger”) with Saturn Merger Sub 1, LLC (“Merger Sub 1”), a direct, wholly owned subsidiary of Level 3 Communications, Inc. (“Level 3”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of June 15, 2014, by and among the Company, Level 3, Merger Sub 1 and Saturn Merger Sub 2, LLC (“Merger Sub 2”), a direct, wholly owned subsidiary of Level 3 (the “Merger Agreement”). As a result of the Merger, the Company became a wholly owned subsidiary of Level 3.  Immediately after the Merger, the Company merged with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Merger, the “Mergers”), with Merger Sub 2 continuing as a wholly owned subsidiary of Level 3, with the name “tw telecom, llc” (the “Surviving Company”).  The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Mergers.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), was converted into (i) 0.7 shares (the “Stock Consideration”) of Level 3’s common stock, par value $0.01 per share (“Level 3 Common Stock”) and (ii) the right to receive $10.00 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”), resulting in the issuance of approximately 96,868,883 aggregate shares of Level 3 Common Stock.  In addition, at the Effective Time in accordance with the terms of the Merger Agreement, (i) each outstanding option to purchase shares of Company Common Stock, whether vested or unvested, was cancelled and exchanged for the Merger Consideration in respect of each share of Company Common Stock subject to the option, net of the aggregate per share exercise price and less applicable withholding taxes, (ii) each outstanding restricted stock unit award, whether vested or unvested, was cancelled and exchanged for the Merger Consideration, less applicable withholding taxes, in respect of each share of Company Common Stock subject to such award and (iii) each outstanding award of shares of restricted Company Common Stock vested in full, was cancelled and was exchanged for the Merger Consideration, less applicable withholding taxes, in respect of each share of Company Common Stock subject to such award.

The foregoing description of the Merger Agreement and the Mergers does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2014 and is incorporated by reference herein.  The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company requested that the shares of Company Common Stock, which traded under the symbol “TWTC,” cease to be traded on

The NASDAQ Global Select Market (“NASDAQ”) as of the close of trading on October 31, 2014 and be delisted from NASDAQ.  Accordingly, NASDAQ filed with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) (the “Form 25”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Company Common Stock.  The delisting of the Company Common Stock from NASDAQ will be effective 10 days after the filing of the Form 25.  The Company intends to file with the SEC a Form 15 under the Exchange Act relating to the Company Common Stock, which will terminate and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, each issued and outstanding share of Company Common Stock, other than dissenting shares, was cancelled and automatically converted into the right to receive the Merger Consideration.

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.  A summary comparison of the rights of holders of Level 3 Common Stock as compared to the rights of holders of Company Common Stock is contained under the caption “Comparison of Rights of Level 3 Stockholders and tw telecom Stockholders” in the Company’s proxy statement filed with the SEC on Schedule 14A on September 26, 2014, which disclosure is attached as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company became a wholly owned subsidiary of Level 3 and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01, Item 3.01, Item 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, all of the officers and directors of the Company ceased to serve as the officers and directors of the Company.  Each director resigned in accordance with the Merger Agreement, and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Subsequent Merger, the certificate of formation and the operating agreement of Merger Sub 2, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference, became the certificate of formation and operating agreement of the Surviving Company, which is named tw telecom, llc.

Item 8.01.	Other Events.

On October 31, 2014, tw telecom holdings inc., a wholly owned subsidiary of the Company distributed notices of redemption to holders of its 5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023.  Also, on October 31, 2014, Level 3 issued a press release relating to the notices of redemption to holders of tw telecom holdings inc.’s 5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023.  In connection with such redemptions, tw telecom holdings discharged the indentures governing each series of notes.  A copy of the press release is filed as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

Exhibit
Number	Description

2.1

Agreement and Plan of Merger, dated as of June 16, 2014, by and among Level 3 Communications, Inc., Saturn Merger Sub 1, LLC, Saturn Merger Sub 2, LLC and tw telecom inc. (incorporated by reference to Exhibit 2.1 of tw telecom inc.’s Current Report on Form 8-K dated June 17, 2014).

3.1	Certificate of Formation of Saturn Merger Sub 2, LLC.

3.2	Operating Agreement of Saturn Merger Sub 2, LLC.

99.1

Disclosure contained under the caption “Comparison of Rights of Level 3 Stockholders and tw telecom Stockholders” in tw telecom inc.’s proxy statement filed with the SEC on Schedule 14A on September 26, 2014 (incorporated by reference to such caption in tw telecom inc.’s proxy statement on Schedule 14A filed with the SEC on September 26, 2014).

99.2	Press Release of Level 3 Communications, Inc. dated October 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TW TELECOM, LLC (as successor in interest to tw telecom inc.)

Dated: November 5, 2014	By:	/s/ Neil J. Eckstein
Name: Neil J. Eckstein
Title: Senior Vice President